Exhibit 4.2
EXECUTION COPY
BANC OF AMERICA SECURITIES LLC
16,000,000 SHARES
RIATA ENERGY, INC.
COMMON STOCK
Resale Registration Rights Agreement
dated December 21, 2005

          RESALE REGISTRATION RIGHTS AGREEMENT, dated as of December 21, 2005, between Riata Energy, Inc., a Texas corporation (together with any successor entity, herein referred to as the "Company”), and Banc of America Securities LLC, as representative (the “Representative”) of the several initial purchasers (the “Initial Purchasers”) under the Purchase Agreement (as defined below).
          Pursuant to the Purchase Agreement, dated as of December 15, 2005, between the Company, the Selling Shareholders and Banc of America Securities LLC, as representative of the Initial Purchasers (the “Purchase Agreement”), relating to the initial placement (the “Initial Placement”) of the Common Stock (as defined below), the Initial Purchasers have agreed to purchase from the Company and the Selling Shareholders an aggregate of 16,000,000 shares (18,400,000 shares if the Initial Purchasers exercise their option to purchase additional shares in full) of common stock, par value $0.001 per share, of the Company (the “Common Stock”). To induce the Initial Purchasers to purchase the Common Stock, the Company has agreed to provide the registration rights set forth in this Agreement pursuant to Section 5(j) of the Purchase Agreement.
          The parties hereby agree as follows:
          1. Definitions. Capitalized terms used in this Agreement without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:
          "Affiliate” of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          "Agreement”: This Resale Registration Rights Agreement.
          "Amended Effectiveness Deadline Date”: has the meaning set forth in Section 2(f) hereof.
          "Blue Sky Application”: As defined in Section 7(a)(i) hereof.
          "Business Day”: A day, other than a Saturday or Sunday, that in the City of New York, is not a day on which banking institutions are authorized or required by law, regulation or executive order to close.
          "Closing Date”: The date of the first issuance of the Common Stock.
          "Commission”: Securities and Exchange Commission.

          “Common Stock”: As defined in the preamble hereto.
          “Company”: As defined in the preamble hereto.
          “Effectiveness Period”: As defined in Section 2(a)(iii) hereof.
          “Effectiveness Target Date”: As defined in Section 2(a)(ii) hereof.
          “Exchange Act”: Securities Exchange Act of 1934, as amended.
          “Holder”: A Person who owns, beneficially or otherwise, Transfer Restricted Securities.
          “Indemnified Holder”: As defined in Section 7(a) hereof.
          “Initial Placement”: As defined in the preamble hereto.
          “Initial Purchasers”: As defined in the preamble hereto.
          “Liquidated Damages”: As defined in Section 4(a) hereof.
          “Liquidated Damages Payment Date”: The date on which a Registration Default occurs and then each March 31, June 30, September 30 and December 31 until all Registration Defaults have been cured.
          “Losses”: As defined in Section 7(e) hereof.
          “Majority of Holders”: Holders holding over 50% of the Transfer Restricted Securities outstanding.
          “Managing Underwriter”: The investment banker or investment bankers and manager or managers that administer an underwritten offering, if any, conducted pursuant to Section 9 hereof.
          “NASD”: National Association of Securities Dealers, Inc.
          “Notice and Questionnaire” means a written notice executed by the respective Holder and delivered to the Company containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex III to the Offering Memorandum of the Company relating to the Common Stock.
          “Notice Holder”: On any date, any Holder of Transfer Restricted Securities that has delivered a Notice and Questionnaire to the Company on or prior to such date.

          “Person”: An individual, partnership, corporation, company, unincorporated organization, trust, joint venture or a government or agency or political subdivision thereof.
          “Piggyback Registration Statement”: As defined in Section 3(a) hereof.
          “Purchase Agreement”: As defined in the preamble hereto.
          “Prospectus”: The prospectus included in a Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.
          “Record Holder”: With respect to any Liquidated Damages Payment Date, each Person who is a Holder on the 15th day preceding the relevant Liquidated Damages Payment Date.
          “Registration Default”: As defined in Section 4(a) hereof.
          “Representative”: As defined in the preamble hereto.
          “Securities Act”: Securities Act of 1933, as amended.
          “Shelf Filing Deadline”: As defined in Section 2(a)(i) hereof.
          “Shelf Registration Statement”: As defined in Section 2(a)(i) hereof.
          “Subsequent Shelf Registration Statement” has the meaning set forth in Section 2(c) hereof.
          “Suspension Notice”: As defined in Section 5(c) hereof.
          “Suspension Period”: As defined in Section 5(b)(i) hereof.
          “Transfer Agent”: American Stock Transfer & Trust Company.
          “Transfer Restricted Securities”: Each share of Common Stock until the earlier of:
          (a) the date on which such share of Common Stock has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement;
          (b) the date on which such share of Common Stock is transferred in compliance with Rule 144 under the Securities Act or may be sold or transferred by a person who is not an affiliate of the Company pursuant to Rule 144 under the Securities Act (or any other similar provision then in force) without any volume or manner of sale restrictions thereunder; or

          (c) the date on which such share of Common Stock ceases to be outstanding (whether as a result of repurchase and cancellation or otherwise).
          “underwriter”: Any underwriter of Common Stock in connection with an offering thereof under the Shelf Registration Statement.
          “Underwritten Registration”: A registration in which Common Stock of the Company is sold to an underwriter or underwriters for reoffering to the public.
          Unless the context otherwise requires, the singular includes the plural, and words in the plural include the singular.
2.	Shelf Registration.
(a)	The Company shall:
          (i) as promptly as practicable (but in no event more than 90 days after the Closing Date) (the “Shelf Filing Deadline”), cause to be filed a registration statement pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the Commission (the “Shelf Registration Statement”), which Shelf Registration Statement shall provide for the registration and resales, on a continuous or delayed basis, of all Transfer Restricted Securities, plus any additional shares of Common Stock issued in respect thereof whether by stock dividend, stock split or otherwise, held by Holders that have provided the information required pursuant to the terms of Section 2(b) hereof;
          (ii) use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act by the Commission not later than 210 days after the Closing Date (the “Effectiveness Target Date”); and
          (iii) use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Securities Act and by the provisions of Section 5(b) hereof to the extent necessary to ensure that (A) it is available for resales by the Holders of Transfer Restricted Securities entitled, subject to Section 2(b), to the benefit of this Agreement and (B) conforms with the requirements of this Agreement and the Securities Act and the rules and regulations of the Commission promulgated thereunder as announced from time to time, for a period (the “Effectiveness Period”) from the date the Shelf Registration Statement is declared effective by the Commission until the earliest of:

          (1) the sale of all of the shares of Common Stock covered by the Shelf Registration Statement pursuant to the registration statement or Rule 144 under the Securities Act or any similar provision then in effect;
          (2) such time as all of the shares of Common Stock sold in the Initial Placement and covered by the Shelf Registration Statement and not held by Affiliates of the Company are, in the opinion of counsel for the Company, eligible for sale pursuant to Rule 144(k) (or any successor or analogous rule) under the Securities Act; or
          (3) the second anniversary of the issuance of shares of Common Stock pursuant to the Purchase Agreement with the Initial Purchasers.
          The Company shall be deemed not to have used its commercially reasonable efforts to keep the Shelf Registration Statement effective during the Effectiveness Period if it voluntarily takes any action that would result in Holders of Transfer Restricted Securities not being able to offer and sell such Securities at any time during the Effectiveness Period, unless such action is (x) required by applicable law or otherwise undertaken by the Company in good faith and for valid business reasons (not including avoidance of the Company’s obligations hereunder), including the acquisition or divestiture of assets, and (y) permitted by Section 5(b)(ii) hereof.
          (b) At the time the Shelf Registration Statement is declared effective, each Holder that became a Notice Holder on or prior to the date ten (10) Business Days prior to such time of effectiveness shall be named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Transfer Restricted Securities in accordance with applicable law. None of the Company’s securityholders (other than the Holders of Transfer Restricted Securities) shall have the right to include any of the Company’s securities in the Shelf Registration Statement.
          (c) If the Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Transfer Restricted Securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Transfer Restricted Securities), the Company shall use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof or file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Transfer Restricted Securities ( a “Subsequent Shelf Registration Statement”). If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep such Registration Statement (or subsequent Shelf Registration Statement) continuously effective until the end of the Effectiveness Period.
          (d) The Company shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement, if required by the Securities Act or as reasonably requested by the Initial Purchasers or by the Holders of the Transfer Restricted Securities covered by such Shelf Registration Statement.
          (e) The Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act, and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.
          (f) Each Holder agrees that if such Holder wishes to sell Transfer Restricted Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(f) and Section 5(b). Each Holder wishing to sell Transfer Restricted Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Company at least ten (10) Business Days prior to any intended distribution of Transfer Restricted Securities under the Shelf Registration Statement. From and after the date the Shelf Registration Statement is declared effective the Company shall, as promptly as practicable after the date a Notice and Questionnaire is delivered to it, and in any event upon the later of (x) ten (10) Business Days after such date (but no earlier than ten (10) Business Days after effectiveness) or (y) ten (10) Business Days after the expiration of any Suspension Period in effect when the Notice and Questionnaire is delivered or put into effect within ten (10) Business Days of such delivery date:
          (i) if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Transfer Restricted Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its best effort to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the “Amendment Effectiveness Deadline Date”) that is forty-five (45) days after the date such post effective amendment is required by this clause to be filed;
          (ii) provide such Holder copies of the any documents filed pursuant to Section 2(f)(i); and
          (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(f)(i);
provided that if such Notice and Questionnaire is delivered during a Suspension Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Suspension Period in accordance with Section 5(b). Notwithstanding anything contained herein to the contrary, (i) the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Shelf Registration Statement or related Prospectus and (ii) the Amendment Effectiveness Deadline Date shall be extended by up to ten (10) Business Days from the Expiration of a Suspension Period (and the Company shall incur no obligation to pay Liquidated Damages during such extension) if such Suspension Period shall be in effect on the Amendment Effectiveness Deadline Date.
3.	Piggyback Registration.
          (a) If, after the date hereof, the Company proposes to file a registration statement under the Securities Act providing for an initial public offering of the Company’s equity securities, other than the Shelf Registration Statement, or a registration statement on Form S-8 or Form S-4 or any similar form hereafter adopted by the Commission as a replacement therefor (including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, the “Piggyback Registration Statement”), the Company will notify each Holder of the proposed filing if clause (i) or (ii) of the following sentence applies, or only those affected Holders if clause (iii) of the following sentence applies. If (i) the Piggyback Registration Statement relates to an Underwritten Registration, (ii) the Shelf Registration Statement is not then effective or (iii) Transfer Restricted Securities eligible for inclusion on the Shelf Registration Statement when initially declared effective were not included in the Shelf Registration Statement (unless such securities can and will be added to the Shelf Registration Statement at such time), then each Holder in the case of clause (i) and (ii), and each such affected Holder in the case of clause (iii), shall be given an opportunity to include in such Piggyback Registration Statement all or any part of such Holder’s Transfer Restricted Securities. Each such Holder desiring to include in any such Piggyback Registration Statement all or part of such Holder’s Transfer Restricted Securities shall, within ten (10) days after delivery of the above-described notice by the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Transfer Restricted Securities such Holder wishes to include in such Piggyback Registration Statement and provide, as a condition to such inclusion, such information regarding itself, its Transfer Restricted Securities and the intended method of disposition of such securities as is required pursuant to Regulation S-K promulgated under the Securities Act to effect the registration of the Transfer Restricted Securities. Any election by any Holder to include any Transfer Restricted Securities in such Piggyback Registration Statement will not affect the inclusion of such Transfer Restricted Securities in the Shelf Registration Statement until such Transfer Restricted Securities have been sold under the Piggyback Registration Statement; provided, however, that at such time, the Company may remove from the Shelf Registration Statement the Transfer Restricted Securities sold pursuant to the Piggyback Registration Statement.
          (b) At any time, the Company may terminate or withdraw any Piggyback Registration Statement referred to in this Section 3, and without any obligation to any such Holder whether or not any Holder has elected to include Transfer Restricted Securities in such registration. The Company may suspend the effectiveness and use of any Piggyback Registration Statement at any time for an unlimited amount of time whether or not any Holder has elected to include Transfer Restricted Securities in such registration.
          (c) The Company shall advise the Holders of the managing underwriters for any Underwritten Registration proposed under the Piggyback Registration Statement. The right of any such Holder’s Transfer Restricted Securities to be included in any such Piggyback Registration Statement pursuant to this Section 3 shall be condition upon such Holder’s participation in such Underwritten Registration and the inclusion of such Holder’s Transfer Restricted Securities in the

Underwritten Registration to the extend provided herein. All Holders proposing to distribute their Transfer Restricted Securities through such Underwritten Registration shall enter into an underwriting agreement in customary form with the managing underwriters selected for such underwriting and complete and execute any questionnaires, powers of attorney, indemnities, securities escrow agreements and other documents reasonably required under the terms of such underwriting, and furnish to the Company such information in writing as the Company may reasonably request for inclusion in the Piggyback Registration Statement; provided, however, that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements as are customary and reasonably requested by the underwriters. Notwithstanding any other provision of this Agreement, if the managing underwriters determine in good faith that marketing factors require a limitation on the number of securities to be included, then the managing underwriters may exclude securities (including Transfer Restricted Securities) from the Piggyback Registration Statement and the Underwritten Registration, and any securities included in the Piggyback Registration Statement and the Underwritten Registration shall be allocated, first, to the Company, and second, to each of the Holders requesting inclusion of their Transfer Restricted Securities in such Piggyback Registration Statement on a pro rata basis based on the total number of such securities requested to be included. If any Holder disapproves of the terms of any Underwritten Registration, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) Business Days prior to the effective date of the Piggyback Registration Statement. Any Transfer Restricted Securities excluded or withdrawn from such Underwritten Registration shall be excluded and withdrawn from the Piggyback Registration Statement.
          (d) By electing to include Transfer Restricted Securities in the Piggyback Registration Statement, if any, the Holder shall be deemed to have agreed not to effect any sale or distribution of securities of the Company of the same or similar class or classes of the securities included in the Piggyback Registration Statement or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during such periods as reasonably requested (but in no event for a period longer than sixty (60) days following the effective date of the Piggyback Registration Statement, provided each of the executive officers and directors of the Company that hold shares of Common Stock of the Company or securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company are subject to the same restriction for the entire time period required of the Holders hereunder) by the representatives of the underwriters, if an Underwritten Registration.

          (e) Upon an initial public offering of the Company’s equity securities, Holders that are beneficiaries of this Agreement, whether or not they sell in the initial public offering, will not be able to sell any remaining Transfer Restricted Securities not included in the Piggyback Registration Statement for a period of 60 days following the effective date of such Piggyback Registration Statement.
          (f) The Company’s obligation to file the Shelf Registration Statement shall not be affected by the filing or effectiveness of the Piggyback Registration Statement.
4.	Liquidated Damages.
(a)	If:
          (i) the Shelf Registration Statement is not filed with the Commission prior to or on the Shelf Filing Deadline; or
          (ii) the Shelf Registration Statement has not been declared effective by the Commission prior to or on the Effectiveness Target Date;
(each such event referred to in foregoing clauses (i) and (ii), a (“Registration Default”)), the Company hereby agrees to pay damages (“Liquidated Damages”) with respect to the Transfer Restricted Securities at the close of business on the date of such Registration Default in an amount per share of Common Stock equal to 0.5% of the offering price per share set forth on the cover page of the Offering Memorandum. In addition, additional liquidated damages will accrue daily commencing on the date of such Registration Default at an annual rate per share equal to 0.5% of such offering price of the Common Stock with respect to the first 90-day period following the occurrence of such Registration Default and will increase by an additional 0.5% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured up to a maximum rate of 2.0% per annum with respect to all Registration Defaults.
          (b) All accrued Liquidated Damages shall be paid in arrears to Record Holders by the Company on each Liquidated Damages Payment Date. Upon the cure of all Registration Defaults relating to any particular share of Common Stock, the accrual of Liquidated Damages with respect to such share of Common Stock will cease.
          All obligations of the Company set forth in this Section 4 that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

          The Liquidated Damages set forth above shall be the exclusive monetary remedy available to the Holders of Transfer Restricted Securities for each Registration Default.
5.	Registration Procedures.
          (a) In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of Section 5(b) hereof and shall use its commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities, and pursuant thereto, shall as expeditiously as possible prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Securities Act.
          (b) In connection with the Shelf Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities, the Company shall:
          (i) Subject to any notice by the Company in accordance with this Section 5(b) of the existence of any fact or event of the kind described in Section 5(b)(iv)(D), use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective during the Effectiveness Period; upon the occurrence of any event that would cause the Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the Effectiveness Period, the Company shall file promptly an appropriate amendment to the Shelf Registration Statement, a supplement to the Prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its commercially reasonable efforts to cause such amendment to be declared effective and the Shelf Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter.
          (ii) Notwithstanding Section 5(b)(i) hereof, the Company may suspend the effectiveness of the Shelf Registration Statement (each such period, a “Suspension Period”):
               (x) if the representative of the underwriters of an underwritten offering of primary shares by the Company has advised the Company that the sale of shares of Common Stock under the Shelf Registration Statement would have a material adverse effect on the Company’s initial public offering;

               (y) if a majority of the Company’s board of directors, in good faith, determines that (1) the offer or sale of any shares of Common Stock would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, merger, tender offer, business combination, corporate reorganization, consolidation or other significant transaction involving the Company; (2) after the advice of counsel, the sale of the shares of Common Stock covered by the Shelf Registration Statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law; or (3) either (A) the Company has a bona fide business purpose for preserving the confidentiality of the proposed transaction, (B) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate the proposed transaction, or (C) the proposed transaction renders the Company unable to comply with requirements of the Commission; or
               (z) if a majority of the Company’s board of directors, in good faith, determines that the Company is required by law, rule or regulation to supplement the Shelf Registration Statement or file a post-effective amendment to the Shelf Registration Statement in order to incorporate information into the Shelf Registration Statement for the purpose of (1) including in the Shelf Registration Statement any Prospectus required under Section 10(a)(3) of the Securities Act; (2) reflecting in the Prospectus included in the Shelf Registration Statement any facts or events arising after the Effective Date of the Shelf Registration Statement (or the most recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth in the Prospectus; or (3) including in the Prospectus included in the Shelf Registration Statement any material information with respect to the plan of distribution not disclosed in the Shelf Registration Statement or any material change to such information.
Upon the occurrence of any event described in clauses (x), (y) and (z) of this Section 5(b)(ii), the Company shall give notice to the Holders that the availability of the Shelf Registration is suspended and, upon actual receipt of any such notice, each Holder agrees not to sell any Transfer Restricted Securities pursuant to the Shelf Registration until such Holder’s receipt of copies of the supplemented or amended Prospectus provided for in Section 5(b) hereof. The period during which the availability of the Shelf Registration and any Prospectus is suspended (the “Suspension Period”) shall not exceed 60 days in any ninety-day period (except as a result of a review of any post-effective amendment by the Commission prior to declaring any post-effective amendment to the Shelf Registration Statement effective provided the Company has used all commercially reasonable efforts to cause such post-effective amendment to be declared effective); provided, that Suspension Periods shall not exceed an aggregate of 90 days in any 360-day period. The Company shall not be required to specify in the written notice to the Holders the nature of the event giving rise to the Suspension Period.
          (iii) Prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all Common Stock covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Shelf Registration Statement or supplement to the Prospectus.
          (iv) Advise the selling Holders and any Initial Purchaser that has provided in writing to the Company a telephone or facsimile number and address for notices, promptly and, if requested by such selling Holders, to confirm such advice in writing (which notice pursuant to clauses (B) through (D) below shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):
     (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective,
     (B) of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto,
     (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the

Transfer Restricted Securities for offering or sale in any jurisdiction, or the threatening or initiation of any proceeding for any of the preceding purposes, or
     (D) of the existence of any fact or the happening of any event, during the Effectiveness Period, that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.
          (v) If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time and will provide to each Holder who is named in the Shelf Registration Statement prompt notice of the withdrawal of any such order.
          (vi) Make available at reasonable times for inspection by one or more representatives of the selling Holders, designated in writing by a Majority of Holders whose Transfer Restricted Securities are included in the Shelf Registration Statement, and any attorney or accountant retained by such selling Holders and any Initial Purchaser participating in any disposition pursuant to the Shelf Registration Statement, all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act, and cause the Company’s officers, directors, managers and employees to supply all information reasonably requested by any such representative or representatives of the selling Holders, attorney or accountant in connection therewith.
          (vii) If requested by any selling Holders or the Representative, promptly incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities.
          (viii) Deliver to each selling Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons reasonably may request; subject to any notice by the Company in accordance with this Section 5(b) of the existence of any fact or event of the kind described in Section 5(b)(iii)(D), the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto.
          (ix) Before any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions in the United States as the selling Holders may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required (A) to register or qualify as a foreign corporation or a dealer of securities where it is not now so qualified or to take any action that would subject it to the service of process in any jurisdiction where it is not now so subject, other than service of process for suits arising out of the Initial Placement or any offering pursuant to the Shelf Registration Statement, or (B) to subject itself to general or unlimited service of process or to taxation in any such jurisdiction if they are not now so subject.
          (x) Unless any Transfer Restricted Securities shall be in book-entry form only, cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws); and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders may request at least two Business Days before any sale of Transfer Restricted Securities.
          (xi) Use its commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities.
          (xii) Subject to Section 5(b)(ii) hereof, if any fact or event contemplated by Section 5(b)(iv)(B) through (D) hereof shall exist or have occurred, use its commercially reasonable efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.
          (xiii) Provide CUSIP numbers for all Transfer Restricted Securities not later than the effective date of the Shelf Registration Statement and provide the Transfer Agent with certificates for Common Stock that are in a form eligible for deposit with The Depository Trust Company.
          (xiv) Cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter that is required to be undertaken in accordance with the rules and regulations of the NASD.
          (xv) Otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and all reporting requirements under the rules and regulations of the Exchange Act.
          (xvi) Make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act as soon as practicable after the effective date of the Shelf Registration Statement and in any event no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Shelf Registration Statement.
          (xvii) Use its commercially reasonable efforts to satisfy the criteria for listing and list or include (if the Company meets the criteria for listing on such exchange or market) the Common Stock on the New York Stock Exchange, American Stock Exchange or The Nasdaq National Market (as soon as practicable, including seeking to cure in its listing or inclusion application any deficiencies cited by the exchange or market), and thereafter maintain the listing on such exchange.
          (xviii) Provide to each Holder upon written request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act after the effective date of the Shelf Registration Statement, unless such document is available through the Commission’s EDGAR system.
          (xix) In connection with any underwritten offering conducted pursuant to Section 9 hereof, make such representations and warranties to the Holders of Securities registered thereunder and the underwriters, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;
          (xx) In connection with any underwritten offering conducted pursuant to Section 9 hereof, obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;
          (xxi) In connection with any underwritten offering conducted pursuant to Section 9, hereof, obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to each selling Holder of Securities registered thereunder and the underwriters, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with primary underwritten offerings; and
          (xxii) In connection with any underwritten offering conducted pursuant to Section 9 hereof, deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, including those to evidence compliance with Section 5(b)(ii) and 5(b)(xii) hereof and with any customary conditions contained in the Purchase Agreement or other agreement entered into by the Company.

          (xxiii) In connection with underwritten offering conducted pursuant to Section 9 hereof, the Company shall, if requested, promptly include or incorporate in a Prospectus supplement or post-effective amendment to the Shelf Registration Statement such information as the Managing Underwriters reasonably agree should be included therein and to which the Company does not reasonably object and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment.
          (xxiv) Use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Common Stock covered by the Shelf Registration Statement.
          (xxv) Enter into customary agreements (including, if requested, an underwriting agreement in customary form) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Common Stock, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof.
          The actions set forth in clauses (xx), (xxi), (xxii) and (xxiii) of this Section 5(b) shall be performed at (A) the effectiveness of the Shelf Registration Statement and each post-effective amendment thereto; and (b) each closing under any underwriting or similar agreement as and to the extent required thereunder.
          (c) Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice (a “Suspension Notice”) from the Company of the existence of any fact of the kind described in Section 5(b)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement until:
          (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 5(b)(xi) hereof; or
          (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.
If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice of suspension.

          (d) Each Holder agrees by acquisition of a Transfer Restricted Security, that no Holder shall be entitled to sell any of such Transfer Restricted Securities pursuant to a Shelf Registration Statement, or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(e) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. The Company may require each Notice Holder of Common Stock to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Common Stock as the Company may from time to time reasonably require for inclusion in such Shelf Registration Statement. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Transfer Restricted Securities as the Company may from time to time reasonably request in writing. Any sale of any Transfer Restricted Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made not misleading. The Company may exclude from such Shelf Registration Statement the Common Stock of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.
6.	Registration Expenses.
          All expenses incident to the Company’s performance of or compliance with this Agreement shall be borne by the Company regardless of whether a Shelf Registration Statement becomes effective, including, without limitation:
          (a) all registration and filing fees and expenses (including filings made with the NASD);
          (b) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws;

          (c) all expenses of printing (including printing of Prospectuses and, if applicable, certificates for the Common Stock) and the Company’s expenses for messenger and delivery services and telephone;
          (d) all fees and disbursements of counsel to the Company;
          (e) all application and filing fees in connection with listing (or authorizing for quotation) the Common Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof; and
          (f) all fees and disbursements of independent certified public accountants of the Company.
          The Company shall bear its internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company. The Company shall pay all expenses customarily borne by issuers in an underwritten offering as set forth in Section 9(c) hereof.
7.	Indemnification And Contribution.
          (a) The Company agrees to indemnify and hold harmless each Holder of Transfer Restricted Securities (including each Initial Purchaser), its directors, officers, and employees, Affiliates and agents and each person, if any, who controls any such Holder within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Holder”), against any loss, claim, damage, liability or expense, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to resales of the Transfer Restricted Securities), to which such Indemnified Holder may become subject, insofar as any such loss, claim, damage, liability or action arises out of, or is based upon:
          (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Shelf Registration Statement as originally filed or in any amendment thereof, in any Prospectus, or in any amendment or supplement thereto, or (B) any blue sky application or other document or any amendment or supplement thereto prepared or executed by the Company (or based upon written information furnished by or on behalf of the Company expressly for use in such blue sky application or other document or amendment or supplement) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Transfer Restricted Securities under the securities law of any state or other jurisdiction (such application or document being hereinafter called a “Blue Sky Application”); or

          (ii) the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each Indemnified Holder promptly upon demand for any legal or other expenses reasonably incurred by such Indemnified Holder in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder (or its related Indemnified Holder) specifically for use therein. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have.
          The Company also agrees to indemnify as provided in this Section 7(a) or contribute as provided in Section 7(e) hereof to Losses (as defined below) of each underwriter, if any, of Common Stock registered under a Shelf Registration Statement, their directors, officers, employees, Affiliates or agents and each person who controls such underwriter on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 7(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 5(b)(xxiv) hereof.
          (b) Each Holder, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement set forth in this Section shall be in addition to any liabilities which any such Holder may otherwise have. In no event shall any Holder, its directors, officers or any person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Shelf Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or any person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party (i) shall not relieve it from any liability which it may have under paragraphs (a) or (b) of this Section unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses, and (ii) shall not, in any event, relieve it from any liability which it may have to an indemnified party otherwise than under paragraphs (a) or (b) of this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Holders shall have the right to employ a single counsel to represent jointly the Holders and their officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Holders against the Company under this Section 7 if the Holders seeking indemnification shall have been advised by legal counsel that there may be one or more legal defenses available to such Holders and their respective officers, employees and controlling persons that are different from or additional to those available to the Company, and in that event, the fees and expenses of such separate counsel shall be paid by the Company.
          (d) The indemnifying party under this Section shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
          (e) If the indemnification provided for in this Section 7 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability (or action in respect thereof) referred to therein, each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the aggregate amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, liability, damage or action) (collectively “Losses”) (or action in respect thereof):
          (i) in such proportion as is appropriate to reflect the relative benefits received by the Company from the offering and sale of the Transfer Restricted Securities on the one hand and a Holder with respect to the sale by such Holder of the Transfer Restricted Securities on the other, or
          (ii) if the allocation provided by Section 7(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 7(d)(i) but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability (or action in respect thereof), as well as any other relevant equitable considerations.
The relative benefits received by the Company on the one hand and a Holder on the other with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Common Stock purchased under the Purchase Agreement (before deducting expenses) received by the Company, on the one hand, bear to the total proceeds received by such Holder with respect to its sale of Transfer Restricted Securities on the other. The relative fault of the parties shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Holders on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder agree that it would not be just and equitable if the amount of contribution pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (e).
          The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7 shall be deemed to include, for purposes of this Section 7, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim.
          No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute as provided in this Section 7(d) are several and not joint.
          (f) The provisions of this Section 7 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive the sale by a Holder of Transfer Restricted Securities.
          8. Rule 144A and Rule 144. The Company agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15 (d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.
9.	Underwritten Registrations.
          (a) Any Holder of Transfer Restricted Securities who desires to do so may sell Transfer Restricted Securities (in whole or in part) in an underwritten offering; provided that (i) the Electing Holders of at least 33-1/3% in aggregate amount of the Transfer Restricted Securities then covered by the Shelf Registration Statement shall request such an offering and (ii) at least such aggregate amount of such Transfer Restricted Securities shall be included in such offering; and provided further that the Company shall not be obligated to participate in more than one underwritten offering during the Effectiveness Period. Upon receipt of such a request, the Company shall provide all Holders of Transfer Restricted Securities written notice of the request, which notice shall inform such Holders that they have the opportunity to participate in the offering. If any of the Transfer Restricted Securities covered by the Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Majority Holders.
          (b) No person may participate in any underwritten offering pursuant to the Shelf Registration Statement unless such person (i) agrees to sell such person’s Common Stock on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements; (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; and (iii) if such Holder is not then a Notice Holder, such Holder returns a completed and signed Notice and Questionnaire to the Company in accordance with Section 2(f) hereof within a reasonable amount of time before such underwritten offering.
          (c) The Holders participating in any underwritten offering shall be responsible for any underwriting discounts and commissions and fees and, subject to Section 6 hereof, expenses of their own counsel. The Company shall pay all expenses customarily borne by issuers in an underwritten offering, including but not limited to filing fees, the fees and disbursements of its counsel and independent public accountants and any printing expenses incurred in connection with such underwritten offering. Notwithstanding the foregoing or the provisions of Section 5(b)(xxii) hereof, upon receipt of a request from the Managing Underwriter or a representative of holders of a majority of the Transfer Restricted Securities to be included in an underwritten offering to prepare and file an amendment or supplement to the Shelf Registration Statement and Prospectus in connection with an underwritten offering, the Company may delay the filing of any such amendment or supplement for up to 90 days if the Board of Directors of the Company shall have determined in good faith that the Company has a bona fide business reason for such delay.
10.	Miscellaneous.
          (a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely, and that, in the event of any such failure, in addition to being entitled to exercise all rights provided to it herein, in the Indenture or in the Purchase Agreement or granted by law, including recovery of liquidated or other damages, the

Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Section 2 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.
          (b) Actions Affecting Transfer Restricted Securities. The Company shall not, directly or indirectly, take any action with respect to the Transfer Restricted Securities as a class that would adversely affect the ability of the Holders of Transfer Restricted Securities to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.
          (c) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. In addition, the Company shall not grant to any of its securityholders (other than the Holders of Transfer Restricted Securities in such capacity) (i) the right to include any of its securities in the Shelf Registration Statement or the Piggyback Registration Statement, if any, provided for in this Agreement other than the Transfer Restricted Securities, unless pursuant to such grant, such holder may include such securities on the Holders Shelf Registration Statement or such Piggyback Registration Statement only to the extent that the inclusion of such securities will not reduce the amount of Transfer Restricted Securities of the Holders that is included on the Shelf Registration Statement or such Piggyback Registration Statement or (ii) the right to have its Common Stock registered on a registration statement that could be declared effective within one hundred eighty (180) days of the effective date of any Shelf Registration Statement or Piggyback Registration Statement filed pursuant to this Agreement.
          (d) Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Company has obtained the written consent of a Majority of Holders; provided, however, that with respect to any matter that directly or indirectly adversely affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Shelf Registration Statement and does not directly or indirectly adversely affect the rights of other Holders, may be given by the Majority Holders, determined on the basis of Common Stock being sold rather than registered under such Shelf Registration Statement.
          (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first class mail (registered or certified, return receipt requested), facsimile transmission, or air courier guaranteeing overnight delivery:
          (i) if to a Holder, at the address set forth on the records of the transfer agent of the Common Stock; and
          (ii) if to the Company, initially at its address set forth in the Purchase Agreement,

With a copy to:

Vinson & Elkins LLP
First City Tower
1001 Fannin Street, Suite 2300
Houston, TX 77002
Facsimile: 713-615-5531
Attention: T. Mark Kelly
          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.
          Any party hereto may change the address for receipt of communications by giving written notice to the others.
          (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities. The Company hereby agrees to extend the benefit of this Agreement to any Holder and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.
          (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          (h) Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by any Holder or Initial Purchaser, the directors, officers, employees, Affiliates and agents of any

Holder or Initial Purchaser, or by any person who controls any Holder or Initial Purchaser, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company hereby appoints CT Corporation as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Holder or Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Holder or Initial Purchaser, or by any person who controls any Holder or Initial Purchaser, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect so long as any of the Securities shall be outstanding. To the extent that the Company may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of this Agreement, to the fullest extent permitted by law. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Holder or Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Holder or Initial Purchaser, or by any person who controls any Holder or Initial Purchaser, in any court of competent jurisdiction.
          (i) Common Stock Held by the Company or Their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its Affiliates (other than subsequent Holders if such subsequent Holders are deemed to be Affiliates solely by reason of their holding of such Common Stock) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          (j) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
          (k) Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.
          (l) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.
          (m) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

RIATA ENERGY, INC.

By:	/s/ Malone Mitchell, 3rd

Name: Malone Mitchell, 3rd
Title:

BANC OF AMERICA SECURITIES LLC
Acting severally on behalf of themselves and the several Initial Purchasers
By:	/s/ M. Scott Van Bergh

Name: Scott Van Bergh
Title: Managing Director